      AMENDMENT
TO
NEW ENGLAND ELECTRIC SYSTEM COMPANIES
RETIREMENT SUPPLEMENT PLAN


     Pursuant to the provisions of the New England Electric System Companies Retirement Supplement Plan, said Plan is hereby amended effective as of March 1, 1999, as follows:

Insert the following new language at the beginning of the section entitled "Lump Sum Payments":

     In the event of the dissolution, liquidation, or winding up of the business of the Company or the New England Electric System, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a lump sum payment equal to the full amount of the current Actuarial Value of the Participant's benefits under this Plan, unless the New England Electric System, or its successor, has assumed all the rights, duties, and obligations of the Company or New England Electric System hereunder.


Amend the third paragraph under the section entitled "Lump Sum Payments" to read as follows:

     At any time following a Change in Control or a Major Transaction, any Participant who has had a Termination of Employment, whether before or after the Change in Control or Major Transaction, may elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value
of the maximum value of said future benefits, less 10%.    Said lump sum is to
be paid to the Participant no later than 30 days after the receipt by New England Electric System of the Participant's election.


Insert a new section as follows:

Effectuation of Interest
     ------------------------

     In the event it should become impossible for the Company, the Benefits Committee, or other committee to perform any act required by the Plan, the Company, the Benefits Committee, or other committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.


Amend the section entitled "Amendment or Discontinuance" to read as follows:

     Amendment or Discontinuance
     ---------------------------

     The Committee may amend or discontinue the Plan at any time; provided, no modification shall reduce a benefit which, at the time of such amendment or discontinuance, a Participant would be eligible to receive upon Retirement under the Plan; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for three years following a Change in Control or a Major Transaction.

                    s/ George M. Sage
                    __________________________________
                    Chairman
               Pursuant to Vote of February 23, 1999,
                    of the Compensation Committee